Exhibit 99.1

RGS Energy Reports First Quarter 2017 Results

Financial Position Improved; Debt-Free; Progress on Growth Strategy

DENVER, CO, May 10, 2017 – RGS Energy (NASDAQ: RGSE), a residential and small business commercial solar company since 1978, reported results for its first quarter ended March 31, 2017. The company also filed today its quarterly report on Form 10-Q, as well as posted supplemental financial information in the Investor Relations section of its company website.

Q1 2017 Financial Summary

(000’s omitted)	1st Quarter 2017	4th Quarter 2016	1st Quarter 2016
Net loss	$(4,034)	$(10,479)	$(3,651)
Stockholders’ equity (deficit)	17,886	4,978	(4,400)
Working capital	15,857	2,586	(7,478)

The company raised additional capital of $16 million. The additional capital allowed the company to terminate its revolving line of credit and the company is now debt free.

The company believes the additional capital will enable it to grow its top-line revenue and achieve break-even, and thereafter better results, in future periods. Implementation of the strategy requires up-front expenses to expand sales teams and marketing for customer leads, which are required investments before the company can expect to realize increased sales. Operating expenses in the first quarter of 2017 included $587,000 related to these up-front expenses.

Growth Strategy Update

The company earlier issued a business update announcing progress on its top-line revenue growth strategy. Compared to the fourth quarter of 2016:

•	Gross sales increased 19%
•	Size of the company’s sales organization expanded by 70%
•	Acquisition cost-per-sale decreased by 23%

Management Commentary

“The first quarter is historically our most challenging period for both sales and converting backlog into revenue due to inclement weather on the East Coast,” noted Dennis Lacey, CEO of RGS Energy. “Given our $15.9 million of working capital, we believe we can continue to make the investments needed to execute our top-line revenue growth strategy. While the first quarter’s performance doesn’t reflect the recent investments, we are seeing signs of progress. As such, we are targeting improvement over the remainder of 2017.”

Conference Call

RGS Energy will hold a conference call to discuss its first quarter 2017 financial results later today.

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Date: Wednesday, May 10, 2017

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-800-279-9534

International dial-in number: 1-719-457-2600

Conference ID: 8314963

Webcast: http://public.viavid.com/index.php?id=124196

The conference call will be webcast live and available for replay via the investor relations section of the company's website at RGSEnergy.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 17, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 8314963

About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small business commercial solar company since 1978 which has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expect,” “target,” “plan,” “future,” “believe,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

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Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to successfully implement its growth strategy, achieve its target level of sales, generate cash flow from operations, achieve break-even and better results, expand its sales teams and marketing, and decrease its customer acquisition cost; and RGS Energy’s current capital resources being sufficient to implement its growth strategy.

You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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RGS Energy

Condensed Consolidated Balance Sheets

(in thousands)
	March 31, 2017	December 31, 2016	March 31, 2016
Cash	$14,077	$2,940	$188
Other current assets	6,597	6,915	10,262
Total current assets	20,674	9,855	10,450
Non-current assets	4,075	4,518	4,517
Total assets	$24,749	$14,373	$14,967

Debt	$1	$787	$4,085
Accounts payable	1,403	2,555	6,919
Other current liabilities	3,413	3,927	6,924
Total current liabilities	4,817	7,269	17,928
Non-current liabilities	2,046	2,126	1,439
Total liabilities	$6,863	$9,395	$19,367

Stockholders’ equity (deficit)	17,786	4,978	(4,400)
Total liabilities and stockholders’ equity	$24,749	$14,373	$14,967

Other information:
Working Capital	$15,857	$2,586	$(7,478)

RGS Energy

Consolidated Summary Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net revenue	$3,653	$5,139	$4,939
Cost of goods sold	3,334	3,881	4,856
Gross margin	319	1,258	83
Gross margin %	9%	24%	2%
Total expenses	4,035	3,117	3,823
Operating loss from continuing operations	(3,716)	(1,859)	(3,740)
Change in derivative liabilities, net and loss on debt extinguishment	(378)	(8,296)	(42)
Other	15	(596)	(30)
Loss from continuing operations, net of tax	(4,079)	(10,751)	(3,812)
Income/(loss) from discontinued operations, net of tax	(45)	272	161
Net loss	$(4,034)	$(10,479)	$(3,651)

Other Information:
Loss per share	$(0.86)	$(24.95)	$(174.40)
Weighted average shares outstanding	4,709	420	21

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